UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Professional Diversity Network, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2015

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2015 Annual Meeting of Stockholders of Professional Diversity Network, Inc. (the “Company”). The meeting will be held at the offices of the Company, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, on June 3, 2015, at 11:00 a.m., Central Time.

At the meeting, you and the other stockholders will be asked to vote on the proposals described in detail in the notice of meeting on the following page and the accompanying proxy statement.

We have elected to take advantage of Securities and Exchange Commission rules that allow us to provide access to our proxy materials over the Internet. We believe that these rules will allow us to provide our stockholders with the information they need at a lower cost to the Company and with a reduced environmental impact. Accordingly, on or about April 24, 2015, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners at the close of business on April 8, 2015. On the date of the mailing of the Notice, all stockholders will have the ability to access all of the proxy materials on a website referred to in the Notice. These proxy materials will be available free of charge.

It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the meeting, please vote electronically via the Internet, by telephone or by completing, signing, dating and returning the proxy card included with a paper copy of the proxy statement as promptly as possible. See “Voting” in the proxy statement for more details. Voting electronically or returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

Thank you for your continued interest in the Company. We look forward to seeing you at the meeting.

Sincerely,

James Kirsch
Chairman and Chief Executive Officer

PROFESSIONAL DIVERSITY NETWORK, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 3, 2015

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Professional Diversity Network, Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, on June 3, 2015, at 11:00 a.m., Central Time, for the following purposes:

1.	To elect nine directors to serve until the next Annual Meeting of Stockholders (and until their successors are duly elected and qualified);
2.	To approve an amendment to the Professional Diversity Network, Inc. 2013 Equity Compensation Plan to increase the number of shares reserved for issuance from 500,000 to 1,800,000;
3.	To ratify the appointment by the Company’s Audit Committee of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and
4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 8, 2015 as the record date for the determination of the holders of our common stock entitled to notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements.

A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, and will also be available for examination by any stockholder at the Annual Meeting until its adjournment.

Your vote is very important. Please submit your proxy as soon as possible by using the Internet, telephone or mail. Submitting your proxy by one of these methods will ensure your representation at the Annual Meeting regardless of whether you attend the meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy as described in the Notice of Internet Availability and in this proxy statement so that your vote will be counted if you are unable to attend the Annual Meeting.

Copies of the proxy statement and of our annual report for the fiscal year ended December 31, 2014 are available by visiting the “Investor Relations” portion of our website at www.prodivnet.com.

By Order of the Board of Directors

James Kirsch
President, Chairman of the Board and Chief
Executive Officer

Chicago, Illinois
April 24, 2015

PROFESSIONAL DIVERSITY NETWORK, INC.

PROXY STATEMENT

The Annual Meeting	1
Proposal 1	4
Corporate Governance	8
Executive Compensation	13
Proposal 2	0
Proposal 3	24
Executive Officers	0
Security Ownership of Certain Beneficial Owners and Management	25
Audit Committee Report	28
Independent Registered Public Accounting Firm	29
Section 16(a) Beneficial Ownership Reporting Compliance	29
Transaction of Other Business at Annual Meeting	30
Future Stockholder Nominations and Proposals	30
Householding of Annual Meeting Materials	31
General Information	31

i

PROXY STATEMENT

Professional Diversity Network, Inc.
801 W. Adams Street, Suite 600
Chicago, Illinois 60607

ANNUAL MEETING
To Be Held on June 3, 2015

THE ANNUAL MEETING

The enclosed proxy is solicited by and on behalf of the board of directors (the “Board”) of Professional Diversity Network, Inc., a Delaware corporation (“Professional Diversity Network” or the “Company”), for use at Professional Diversity Network’s 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 3, 2015 at 11:00 a.m., Central Time, at the offices of the Company, 801 W. Adams Street, Chicago, Illinois 60607, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each of our stockholders, we are furnishing proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a printed copy of the proxy materials other than as described herein. Instead, the Notice will instruct you as to how you may submit your vote over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the Notice.

We anticipate that the Notice will be sent to stockholders on or about April 24, 2015. This proxy statement and the form of proxy relating to the Annual Meeting will be made available on the Internet to stockholders on the date that the Notice is first sent.

Record Date and Outstanding Shares

The Board has fixed the close of business on April 8, 2015 as the record date for the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, $0.01 par value per share (“Common Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted upon at the Annual Meeting. As of the close of business on the Record Date, there were 12,928,072 shares of Common Stock outstanding and entitled to vote.

Quorum and Vote Required

Quorum.  The holders of record of a majority of the aggregate voting power of the Common Stock issued and outstanding and entitled to be voted, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof. In the event there are not sufficient shares present to establish a quorum or to approve proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

Vote Required.  Holders of Common Stock are entitled to one vote for each share held as of the Record Date on all matters to be voted on. The Company’s Bylaws provide that, except as otherwise provided by applicable law, the rules of the Nasdaq Stock Market, the Company’s Certificate of Incorporation or the Bylaws, all matters will be decided by the vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on the matter. In the election of directors (Proposal 1), the Board will be elected by a plurality of the voting power of the Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. Each stockholder is entitled to vote in favor or withhold his, her or its vote with respect to each individual nominee. The affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on such proposal is required to approve Proposal 2 (Amendment of the Professional Diversity Network, Inc. 2013

Equity Compensation Plan) and Proposal 3 (Accounting Firm Ratification Proposal). None of the proposals are contingent upon the approval of any other proposal.

Abstentions.  Abstentions will be counted for purposes of determining a quorum at the Annual Meeting. Abstentions are not considered votes cast and therefore will have no effect on the outcome of Proposal 1 (Election of Directors). Abstentions with respect to Proposal 2 (Amendment of the Professional Diversity Network, Inc. 2013 Equity Compensation Plan) and Proposal 3 (Ratifying the Selection of Marcum LLP) will have the same effect as a vote against such proposals.

Broker Discretionary Voting.  If your shares are held in a brokerage account, by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice is being sent to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote. If you do not give instructions to your brokerage firm or bank, it will still be able to vote your shares with respect to “discretionary” proposals, but will not be allowed to vote your shares with respect to “non-discretionary” proposals. The Company expects that Proposal 3 (Ratifying the Selection of Marcum LLP) will be considered to be a discretionary proposal on which banks and brokerage firms may vote. The Company expects that all other proposals being presented to stockholders at the Annual Meeting will be considered to be non-discretionary items on which banks and brokerage firms may not vote. Therefore, if you do not instruct your broker or bank regarding how you would like your shares to be voted, your bank or brokerage firm will not be able to vote on your behalf with respect to these proposals. In the case of these non-discretionary items, the shares will be treated as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Your failure to give instructions to your bank or broker will not affect the outcome of Proposal 1, because broker non-votes are not considered votes cast, nor the outcome of Proposal 2 or Proposal 3 because Proposal 2 and Proposal 3 require the affirmative vote of a majority in voting power of the shares present in person or by proxy and entitled to vote at the Annual Meeting and on these proposals and broker non-votes will not be deemed “entitled to vote on the proposal” and therefore broker non-votes are not counted in the vote for these proposals.

Shares Not Present in Person or by Proxy at the Annual Meeting.  Shares not present in person or by proxy at the Annual Meeting will not be counted for purposes of determining a quorum at the Annual Meeting.

Expenses of Proxy Solicitation

Officers, directors and other employees of the Company may solicit proxies in person or by regular mail, electronic mail, facsimile transmission or personal calls. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses.

The Company will pay all of the expenses of soliciting proxies to be voted at the Annual Meeting. Banks, brokerage firms and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. They will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard.

Voting

Your vote is important. You may vote on the Internet, by telephone, by mail or by attending the Annual Meeting and voting by ballot, all as described below. If you vote by telephone or on the Internet, you do not need to return your Notice, proxy card or voting instruction card. Telephone and Internet voting facilities are available now and will be available 24 hours a day until 11:59 p.m., Eastern Time, on June 2, 2015.

Vote on the Internet

If you have Internet access, you may submit your proxy by going to www.proxyvote.com and following the instructions provided on the secure website. If you vote on the Internet, you do not have to mail in a proxy card.

Vote by Telephone

You can also vote by telephone by calling 1-800-690-6903. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on by telephone, you do not have to mail in a proxy card.

Vote by Mail

If you choose to vote by mail, complete, sign and date the proxy card included with a paper copy of this proxy statement, and return it to the Company’s Secretary. Please allow sufficient time for mailing if you decide to vote by mail.

Vote at the Annual Meeting

The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record.

Street name holders may submit a proxy by telephone or the Internet if their bank or broker makes these methods available, in which case the bank or broker will enclose related instructions with this proxy statement. If you submit a proxy by telephone or via the Internet you should not return the proxy card included with a paper copy of this proxy statement. If you hold your shares through a bank, broker or other nominee you should follow the voting instructions you receive from your bank, broker or other nominee.

Revocability of Proxy

If you are the holder of record for your shares, you may revoke your proxy at any time before it is exercised at the Annual Meeting by taking either of the following actions: (i) delivering to the Company’s Secretary a revocation of the proxy or a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting; or (ii) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy. Stockholders may also revoke a prior proxy by providing later voting instructions for voting of a later proxy prior to 11:59 P.M. Eastern Time the night of the last business day, June 2, 2015, before the date of the Annual Meeting.

Appraisal Rights

Stockholders have no appraisal rights with respect to any of the matters to be voted upon at the Annual Meeting.

Recommendation of the Board of Directors

The Board recommends that Professional Diversity Network stockholders vote FOR the election of each nominee for director (Proposal 1), FOR the amendment to the Professional Diversity Network, Inc. 2013 Equity Compensation Plan (Proposal 2) and FOR the ratification of the Company’s selection of Marcum LLP as the Company’s independent registered public accounting firm (Proposal 3).

PROPOSAL 1

NOMINATION AND ELECTION OF DIRECTORS

Nominees for Director

The Board has nominated the nine persons listed below to be elected as directors at the Annual Meeting. Directors are to be elected by a plurality vote of the voting power of the Common Stock present in person or by proxy at the Annual Meeting to serve until the next Annual Meeting and until their successors have been duly elected and qualified. All of the nominees are currently members of the Board.

The following table provides the name, age and position of each of our nominees of the Board as of the date of this proxy statement. There are no family relationships among our executive officers and directors.

Name	Age	Position
James Kirsch	54	Chief Executive Officer and Chairman of the Board
Donna Brazile	55	Director
Barry Feierstein	54	Director(1)
Star Jones	53	President and Director
Daniel Marovitz	42	Director(1)
Stephen Pemberton	47	Director(1)
Matthew Proman	39	Executive Vice President, Chief Operating Officer and Director
Andrea Sáenz	42	Director
Randi Zuckerberg	33	Director

(1)	Member of our audit, compensation and nominating and corporate governance committees.

Set forth below is the name of each nominee for election to the Board, as well as each such person’s age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company that employs such person, if any, the period during which such person has served as a director of the Company, all positions and offices that such person holds with the Company and such person’s directorships over the past five years in other companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act or companies registered as an investment company under the Investment Company Act of 1940 and the specific experience, qualifications, attributes or skills that led to the conclusion that such person should serve as a director of the Company.

James Kirsch has served as our Chief Executive Officer, as a member of our management board since 2008 and as the Chairman of the Board since the consummation of our initial public offering in March 2013. Mr. Kirsch served as Chief Strategic Officer at AMightyRiver.com, a division of the Company from 2004 to 2008 and from 1996 to 2001 as Chief Executive Officer of eSpecialty Brands, an online retail company. Previously, Mr. Kirsch served as Chief Executive Officer at iMaternity.com, the ecommerce partner of iVillage.com from 1983 to 1996 and Manager, Vice President and Chief Operating Officer at Dan Howard Industries, a vertically integrated retailer of apparel. He holds a B.S. in Economics and Political Science from University of Arizona. We believe Mr. Kirsch is a valuable asset to the Board because of his experience and vision in leading the Company since 2008.

Donna Brazile has been a member of the Board since September 2014 and is a veteran Democratic Party political strategist, adjunct professor, author, syndicated columnist, television political commentator, Vice Chair of Voter Registration and Participation at the Democratic National Committee and former interim National Chair of the Democratic National Committee, as well as the former chair of the DNC’s Voting Rights Institute. Ms. Brazile worked on every presidential campaign from 1976 through 2000, when she became the first African American to manage a presidential campaign. Since 2000, Ms. Brazile has lectured at over 150 colleges and universities across the country on such topics as Inspiring Civility in American Politics, Race Relations in the Age of Obama, Why Diversity Matters and Women in American Politics. Author of the best-selling memoir Cooking with Grease: Stirring the Pots in American Politics, Ms. Brazile has served as an adjunct professor at Georgetown University since 2012, a syndicated newspaper columnist for Universal

Uclick, a columnist for Ms. magazine and O, the Oprah Magazine, an on-air contributor to CNN and ABC, where she regularly appears on ABC’s This Week. Since 2009, she has been on the board of the National Democratic Institute (NDI), National Institute for Civil Discourse and the Joint Center for Political and Economic Studies. Ms. Brazile is the proud recipient of honorary doctorate degrees from Louisiana State University, North Carolina A&T State University, Thomas Jefferson University, Grambling University, Northeastern Illinois University and Xavier University of Louisiana, the only historically Black Catholic institution of higher education in the United States. Ms. Brazile is also a former member of Presidential Life Insurance Company. Ms. Brazile is founder and has been managing director of Brazile & Associates LLC, a general consulting, grassroots advocacy and training firm based in Washington, D.C. from 2002 to present. We believe that Ms. Brazile is a valuable asset to the Board because she brings a high degree of knowledge and experience with the factors that drive diversity hiring in both the public and private sectors, and has stood apart for many years as a thought leader in this area.

Barry S. Feierstein has been a director, chairman of our compensation committee and a member of our audit and nominating and corporate governance committees since the consummation of our initial public offering in March 2013. He was employed at the University of Phoenix, an online institution of higher learning and a wholly owned subsidiary of the Apollo Group from 2010 until 2013, where he served initially as Executive Vice President, Workforce Solutions and then as Chief Business Operating Officer beginning in 2011. Beginning in December 2013 he transitioned to the Apollo Group where he served as the Chief Commercial Officer until September 2014, after which time he has been self-employed as a business management consultant. Prior to that, he served as Executive Vice President of Sales & Marketing for Sallie Mae, a student loan origination and service company, from December 2007 to November 2009, and Senior Vice President of Private Credit Lending at Sallie Mae from January 2007 to December 2007, and Private Credit Strategy Executive from April 2006 to December 2006. Mr. Feierstein graduated with a B.A. in Economics and History from Tufts University and earned an M.B.A. from Harvard Business School. Mr. Feierstein has expertise in online marketing, with a specific concentration in online education and marketing. We believe his ability to analyze complex Internet marketing strategies and experience in connecting education to careers is an asset to the Board.

Star Jones has been a member of the Board since September 2014 and joined NAPW’s predecessor company in September 2011 as its National Spokesperson and became its Chief Development Officer in May 2013 and President in June 2014. Ms. Jones became the “face” of NAPW, tasked with conveying the message, brand and image of NAPW worldwide. As President, she has responsibility for the overall development, expansion and implementation of NAPW’s development and programming strategy. For the last 25 years, Ms. Jones has been a licensed attorney in the State of New York and was formerly a New York homicide prosecutor. Ms. Jones has worked in television for more than 20 years as a journalist, talk show host, commentator, NBC News Legal Correspondent and Veteran Legal Analyst and co-host of ABC’s The View for nine years. She is also regularly seen on NBC’s Today Show and CNN’s Piers Morgan Live as a veteran law and news analyst. Ms. Jones is also an accomplished author who has written two best-selling non-fiction books, You Have to Stand for Something, or You’ll Fall for Anything and Shine...a Physical, Emotional & Spiritual Journey to Finding Love. Her third book, Satan’s Sisters, a fictional account of the behind-the-scenes workings of a daytime talk show, was published in the spring of 2011, and is being developed into a network television movie and series by VH1, which Ms. Jones is co-executive producing. In the corporate world, Ms. Jones has been a featured personality for numerous consumer brands including Payless, Saks Fifth Avenue and Kohls, and has appeared on the cover of and/or been featured in a number of major newspapers and magazines in the country on topics ranging from news to lifestyle. Her newest venture, Status, by Star Jones, a collection of women’s apparel for the professional woman, was launched by QVC in the fall of 2013. Since 2011, she has actively participated in the American Heart Association’s National Go Red efforts, has lobbied Congress on behalf of that association and was asked by the Presidential Inaugural Committee to speak at the National Day of Service on heart health during President Obama’s 2013 Inauguration. As the National Volunteer for the American Heart Association, Ms. Jones led NAPW in its efforts to help raise awareness of heart disease during “Heart Month,” helping to raise millions of dollars for much needed research and community outreach. Ms. Jones is well qualified to serve as a director on the Company’s Board due to her substantial leadership and networking abilities, as well as her in-depth knowledge of the business of NAPW, now a part of the Company.

Daniel Marovitz has been a director, chairman of our audit committee and a member of our compensation and nominating and corporate governance committees since the consummation of our initial public offering in March 2013. Since February of 2015, Mr. Marovitz has been serving as President (Europe) of Earthport PLC, a public company that specializes in the provision of cross-border payments services. Prior to serving in that role, Mr. Marovitz was Chief Executive Officer of Faculty 1000 Ltd., a privately held science publishing and software company. He is the founder and former Chief Executive Officer, from July 2011 to February 2013, of Buzzumi, a software platform that helps consulting and advice-based businesses operate online. From 2007 to 2011, he served as Head of Product Management and member of the board of Deutsche Bank’s Global Transaction Bank. Previously, Mr. Marovitz served as Chief Information Officer for Investment Banking of Deutsche Bank and the Chief Operating Officer of technology from 2002 to 2007. Mr. Marovitz joined Deutsche Bank in 2000 as Managing Director and Chief Operating Officer of the eGCI group at Deutsche Bank. Previously, he was Vice President of Commerce at iVillage, an online women’s network from 1998 to 2000. Mr. Marovitz also worked for Gateway 2000 where he served as the head of Gateway.com from 1996 to 1998 and was the co-founder of Gateway’s Japanese subsidiary in Tokyo from 1994 to 1996. Mr. Marovitz also serves on the board of directors of Doctor Care Anywhere Limited, a privately held telemedicine company offering doctor consultations over the internet. Mr. Marovitz earned a B.A. in Romance Studies and Asian Studies and graduated cum laude from Cornell University in 1994. Mr. Marovitz is an experienced operational and theoretical thought leader regarding Internet companies. We believe that as a member on our Board, he brings valuable advice relating to Internet activities, user experience and online marketing to the Company.

Stephen Pemberton has been a director, chairman of our nominating and corporate governance committee and a member of our audit and compensation committees since the consummation of our initial public offering in March 2013. In 2011, he joined Walgreen Co., a retail pharmacy company, as Divisional Vice-President and Chief Diversity Officer. From 2005 to 2010, Mr. Pemberton was Chief Diversity Officer and Vice-President of Diversity and Inclusion at Monster Worldwide.com. Mr. Pemberton received a B.A. in Political Science from Boston College in 1989. We believe Mr. Pemberton is a respected authority on diversity and inclusion matters in the workplace. We believe that as a member on our Board, he adds value by providing the Board with insight and experience he has gained from his service as a Chief Diversity Officer at two public companies.

Matthew B. Proman has been a member of the Board since September 2014 and founded NAPW in October 2007 and served as the Chairman and Chief Executive Officer of NAPW’s predecessor company until it was merged with a subsidiary of the Company. Mr. Proman’s “hands-on,” entrepreneurial approach at the Company’s NAPW subsidiary includes his day-to-day operational leadership of NAPW’s sales, technology and marketing functions. Mr. Proman previously founded and led Cambridge Publishing Co., a publishing company specializing in business-to-business and business-to-consumer networking, from 2002 to 2007. Mr. Proman also devotes considerable time to a variety of charities such as Mount Sinai Hospital in New York City, the National Diabetes Foundation and the Jack Martin Foundation for Terminally Ill Children. Mr. Proman brings extensive direct mail marketing industry knowledge to the Company and a deep background in business-to-business, membership services and career development networking. His previous service as Chairman and Chief Executive Officer of NAPW’s predecessor company creates a critical link between the Board and the NAPW business.

Andrea Sáenz has been a Director since the Company’s initial public offering in March of 2013. From 2012 to present she has served as First Deputy Commissioner for the Chicago Public Library, a citywide system of 80 neighborhood libraries. In this role, she leads program design and evaluation and supports strategy and organizational development. Prior to joining the Library, from 2011 to 2012, Andrea served as Chief of Staff to Chicago Public Schools CEO, coordinating strategy development, implementation of district-wide initiatives and foundation, corporate and government grant development. From 2010 to 2011, Sáenz was Policy Advisor at the Office of Career, Technical and Adult Education at the US Department of Education in Washington, DC and Executive Director of the Hispanic Alliance for Career Enhancement (HACE), a national organization working collaboratively with business and non-profit employers, universities and schools to increase Latinos’ entry into and success in professional careers. Ms. Sáenz completed graduate studies at the University of Pennsylvania Fels Institute of Government where she worked on performance management for Philadelphia Public Schools and the Philadelphia Workforce Development Corporation. She

began her social sector career leading community based adult education and workforce development at Congreso de Latinos Unidos in Philadelphia. She holds a Bachelor’s degree in Latin American Studies from Scripps College and a Master’s degree in government administration from the University of Pennsylvania. Andrea is from Quito, Ecuador and grew up in Los Angeles. She was a 2010 Broad Resident and a 2008 Leadership Greater Chicago Fellow. We believe that Andrea is a valuable addition to our Board because she brings to us critical experience as an accomplished leader in the field of professional and educational advancement with expertise in educational and career access for minorities, with particular experience in the not-for-profit and government sectors.

Randi Zuckerberg has been a director since September 2014 and is the Founder and Chief Executive Officer of Zuckerberg Media, a boutique marketing firm and production company working with high profile organizations and Fortune 500 companies such as The Clinton Global Initiative, Cirque du Soleil, Condé Nast and PayPal. She is the author of two books, Dot Complicated, a New York Times Best Seller, and Dot, a children’s picture book. Ms. Zuckerberg also works as a television producer and contributor. In 2011, she was nominated for an Emmy Award for her innovative blend of online/TV coverage of the U.S. mid-term elections. In 2012, she was the executive producer for a TV docu-series on Bravo about Silicon Valley’s startup culture, and she regularly appears as a contributor for The Today Show and The Katie Couric Show to discuss life in the digital age. From 2005 to 2011, Ms. Zuckerberg served as Director of Market Development and Spokeswoman for Facebook, Inc., one of the largest social media companies. Ms. Zuckerberg’s experience in creative marketing, past role at a public company in a growth industry and participation in NAPW conferences makes her well qualified to serve on the Board.

Required Vote

In order to be elected to the Board, each nominee must receive a plurality of the voting power of the Common Stock present in person or represented by proxy at the Annual Meeting. Stockholders may only vote for or withhold their votes for the election of the nominees to the Board. Votes that are withheld and broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum. Votes that are withheld will be considered votes cast but abstentions and broker non-votes will have no effect on the election of directors. Unless instructions to the contrary are specified, as permitted by applicable law and the rules of the Nasdaq Stock Market, the proxy holders will vote the proxies received by them “FOR” each of the director nominees.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES AS DIRECTORS.

CORPORATE GOVERNANCE

Meetings and Committees of the Board of Directors

The Board has constituted an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee.  The Audit Committee was established for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. The Audit Committee met on five occasions in 2014 and operates under a charter approved by the Board. The Audit Committee’s primary functions are:

•	to assist the Board with the oversight of the Company’s financial reporting process, accounting functions and internal controls; and
•	the appointment, compensation, retention and oversight of the work of any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work.

The Audit Committee currently consists of Barry Feierstein, Daniel Marovitz and Stephen Pemberton. The Audit Committee meets periodically with the Company’s independent registered public accounting firm, both with and without management present. The Board has determined that Mr. Marovitz is an “audit committee financial expert” within the meaning of Item 407 of Regulation S-K under the Exchange Act. A copy of the Audit Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.prodivnet.com. Information on the Company’s website is not incorporated by reference in this proxy statement.

Compensation Committee.  The Compensation Committee, which met on two occasions in 2014 and operates under a charter approved by the Board, is responsible for, among other things:

•	annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board the Chief Executive Officer’s overall compensation levels based on this evaluation;
•	annually reviewing and approving the annual base salaries and annual incentive opportunities of the Chief Executive Officer and the other executive officers;
•	reviewing and approving the following as they affect the Chief Executive Officer and the other executive officers: (a) all other incentive awards and opportunities, including both cash-based and equity-based awards and opportunities; (b) any employment agreements and severance arrangements; and (c) any change-in-control agreements and change-in-control provisions affecting any elements of compensation and benefits; and
•	monitoring and evaluating matters relating to the compensation and benefits structure of the Company as the Compensation Committee deems appropriate, including: (a) providing guidance to senior management on significant issues affecting compensation philosophy or policy and (b) evaluating whether the risks arising from the Company’s compensation policies and practices for its employees would be reasonably likely to have a material adverse effect on the Company.

The Compensation Committee currently consists of Barry Feierstein, Daniel Marovitz and Stephen Pemberton. The Compensation Committee also has authority to delegate its responsibilities to a subcommittee. The Company and the Compensation Committee may, from time to time, directly retain the services of consultants or other experts to assist the Company or the Compensation Committee, as the case may be, in connection with executive compensation matters. However, during the fiscal year ended December 31, 2014, neither the Company nor the Compensation Committee engaged a compensation consultant.

A copy of the Compensation Committee charter is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.prodivnet.com. Information on the Company’s website is not incorporated by reference in this proxy statement.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee, which met on two occasions in 2014 and operates under a charter approved by the Board, is responsible for, among other things:

•	leading the search for individuals qualified to serve as members of the Board and conducting the appropriate inquiries with respect to such persons;
•	evaluating the size and composition of the Board and its committees and recommending any changes to the Board;
•	reviewing the qualifications of, and making recommendations regarding, director nominations submitted to the Company by shareholders;
•	reviewing the Board’s committee structure and recommending to the Board for its approval directors to serve as members of each committee; and
•	reviewing and recommending committee slates annually and recommending additional committee members to fill vacancies as needed.

The Nominating and Corporate Governance Committee currently consists of Barry Feierstein, Daniel Marovitz and Stephen Pemberton. A copy of the charter of the Nominating and Corporate Governance Committee is posted and available on the Corporate Governance link of the Investor Relations section of the Company’s website, www.prodivnet.com. Information on the Company’s website is not incorporated by reference in this proxy statement.

Attendance at Board and Committee Meetings

During the fiscal year ended December 31, 2014, the Board held a total of 10 meetings. Each member of the Board, other than Stephen Pemberton, attended 80% or more of the meetings of the Board and of the committees of which the director was a member. The Company does not have a policy regarding director attendance at Annual Meetings of stockholders, however, all directors are strongly encouraged to attend.

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, our board has determined that Messrs. Marovitz, Pemberton and Feierstein and Ms. Brazile, Ms. Sáenz and Ms. Zuckerberg are “independent directors” as defined by Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market. We do not have any oral or written agreement with any company for representatives from any company to serve on our Board.

Compensation Committee Interlocks and Insider Participation

Barry Feierstein, Daniel Marovitz and Stephen Pemberton served as the members of the Compensation Committee during the Company’s last completed fiscal year. None of the Company’s executive officers served as a member of the compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Company’s Board or Compensation Committee.

Board Leadership Structure

The Board does not have a policy requiring that the roles of Chief Executive Officer and Chairman of the Board be separate. The Board believes that the Company and its stockholders benefit when the Board is free to determine the most appropriate leadership structure in light of the experience, skills and availability of directors and the Chief Executive Officer as well as other circumstances. Currently, Mr. Kirsch serves as the Chairman of the Board and the Chief Executive Officer. The Board believes this is the most appropriate structure for the Company at this time because it makes the best use of the experience, skills and availability of Mr. Kirsch. Additionally, because six of the Company’s nine Board members have been determined by the Board to be “independent,” the Board believes that its current structure provides sufficient independent oversight of management given the Company’s current size and relative lack of complexity, and therefore, the Board has not designated a lead independent director.

Board’s Role in Management of Risk

The Company faces numerous risks more fully described in the Company’s annual and quarterly reports filed with the SEC. The Company’s management bears responsibility for the day-to-day management of risks the Company faces and for communicating the most material risks to the Board and its committees. The Board, as a whole and through its committees, is responsible for company-wide oversight of risk management. The Board and its committees perform their risk management function principally through the receipt of regular reports from management and discussions with management regarding risk assessment and risk management. In its risk oversight role, the Board is responsible for satisfying itself that the risk management processes described and implemented by management are adequate and functioning as designed.

Board Nominee Process

The Board has adopted a Nominating and Corporate Governance Committee Charter, which includes the Company’s general director nomination policies.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) believes that it is in the best interest of the Company and its stockholders to obtain highly-qualified candidates to serve as members of the Board. In addition to any past or future policies adopted by the Board, with respect to director nominations, the Nominating Committee will consider any additional factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors may include decision-making ability, judgment, personal integrity and reputation, experience with businesses and other organizations of comparable size, experience as an executive with a publicly traded company and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Nominating Committee Charter specifically requires the Nominating Committee to develop a Board that reflects diversity among its members. The Nominating Committee is able assess the effectiveness of the Company’s policy regarding diversity through its regular, required monitoring of the composition of the Board and its committees. Further, in connection with such regular monitoring, the Nominating Committee Charter specifically requires the Nominating Committee to determine whether it may be appropriate to add individuals with different backgrounds or skills to the Board.

The Nominating and Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company’s advisors and executive search firms. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the procedures governing such recommendations in the Company’s bylaws and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources.

Stockholder Communication with the Board of Directors

Stockholders may communicate with one or more directors or the Board as a whole by sending written communications addressed to such person or persons to the Secretary, Professional Diversity Network, Inc., 801 W. Adams Street, Suite 600, Chicago, Illinois 60607. All communications will be compiled by the Secretary and relayed to the applicable director or directors.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our corporate website at www.prodivnet.com. Any amendment to, or waiver from, a provision of such code of ethics will be posted on our website. Information on the Company’s website is not incorporated by reference in this proxy statement.

Certain Relationships and Related Party Transactions

The following is a summary of transactions, since January 1, 2014, to which we have been a party in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at December 31, 2013 and December 31, 2014, and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock or certain other related persons had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section of this proxy statement entitled “Executive Compensation.”

Equity Issuances to Directors, Executive Officers and 5% Stockholders

We did not issue any equity securities during the fiscal year ended December 31, 2014 to our directors, executive officers or holders of more than 5% of our capital stock, except (i) in connection with the merger with NAPW and (ii) as compensation described under the section of this proxy statement entitled “Executive Compensation.”

Agreements with Directors and Executive Officers

Please see “Executive Compensation” for information regarding the employment agreements with, and compensation of, our executive officers.

Merger with NAPW

On September 24, 2014 (the “Closing Date”), the Company closed its merger transaction with NAPW Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), NAPW, Inc., a New York corporation (“Old NAPW”), and Mr. Proman, then the sole shareholder of Old NAPW, pursuant to an Agreement and Plan of Merger, dated as of July 11, 2014 (the “Merger Agreement”). Mr. Proman is now an executive officer and member of the Company’s Board. In accordance with the terms of the Merger Agreement, on the Closing Date, all shares of Old NAPW common stock issued and outstanding immediately prior to the effective time of the Merger were converted into and became the right to receive 5,110,975 shares of our Common Stock, which were issued to Proman as sole shareholder of Old NAPW. In addition, pursuant to separate subscription agreements, 959,096 shares of our Common Stock were issued to Ms. Jones, then Old NAPW’s President and National Spokeswoman, and 239,774 shares were issued to Mr. Wesser, then Old NAPW’s General Counsel. Ms. Jones is now an executive officer of the Company and on the Board, and Mr. Wesser is also now an executive officer of the Company.

Additionally, at the effective time of the merger, the Company, as additional consideration, paid to Proman, in cash, $3,555,000 and issued to Proman (i) a promissory note in the original principal amount of $445,000, (ii) an option to purchase 183,000 shares of the Company’s Common Stock at a price of $3.45 per share, (iii) a warrant to purchase 50,000 shares of the Company’s Common Stock at a price of $4.00 per share and (iv) a warrant to purchase 131,250 shares of the Company’s Common Stock at a price of $10.00 per share.

The promissory note for $445,000 issued by the Company to Mr. Proman (the “Promissory Note”) on the Closing Date will mature on August 15, 2015 and accrues interest at a fixed rate of 0.35% per annum payable quarterly with remaining payments due on each of May 15, 2015 and August 15, 2015. However, if NAPW (on a stand-alone basis) on any payment date fails to meet certain performance criteria as of the end of the fiscal quarter then most recently ended with respect to gross revenue and net cash from operations, then the Company’s obligation to make payment of principal and accrued interest on that date will be deferred to the next payment date that follows the next fiscal quarter end during which NAPW is able to meet such performance criteria, and the maturity date shall be correspondingly extended until such time as the note may be repaid in full. If NAPW (on a stand-alone basis) on any payment date, as of the end of the fiscal quarter then most recently ended, satisfies the gross revenue performance criteria, but fails to satisfy the cash flow performance criteria, then the Company will only be required to make payments of interest and principal to the extent the Company’s excess cash flow permits. The Promissory Note is not convertible or exchangeable for shares of the Common Stock, is unsecured and may be prepaid, in full or in part, at any time by the Company without premium or penalty. The amounts owing under the Promissory Note may be accelerated upon the occurrence of an event of default.

Also, at the effective time of the merger, as a condition to the closing of the merger, Messrs. Proman and Wesser, Ms. Jones and the Company entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company, on March 31, 2015, filed an amended universal shelf registration on Form S-3 (File No. 333-201341) with the SEC providing for, among other things, the resale of the shares by the holders of shares of Common Stock issued to them in connection with the Merger. The Company is further required to use its best efforts to keep such registration statement effective until the earlier of three years thereafter or when each of the parties to the Registration Rights Agreement (other than the Company) can sell all of his or her shares without the need for current public information or other restriction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Once sold by the holders under the registration statement, the shares will be freely tradeable without restriction or further registrations under the Securities Act.

Additionally, under the terms of the Registration Rights Agreement, each of Messrs. Proman and Wesser and Ms. Jones (collectively, the “NAPW Affiliates”) has agreed not, without the consent of the Company, to offer to sell, sell or otherwise dispose of, or encumber any shares of the Company’s Common Stock received by such person in connection with the merger during the 12 months following the Closing Date, except under certain circumstances.

Under the terms of the Registration Rights Agreement, the Company will bear all SEC registration and filing fees, printing and mailing expenses, fees and disbursements of counsel and accountants for the Company and all expenses related to listing the shares on the NASDAQ Capital Market, while the NAPW Affiliates will bear all fees and disbursements of counsel for all underwriters, brokers and dealers engaged in connection with the distribution of such shares and any discounts, commissions and fees of such underwriters, brokers and dealers, FINRA filing fees and expenses, legal fees and disbursements and other expenses of complying with state securities or blue sky laws and the fees and disbursements of legal counsel for the NAPW Affiliates. The Registration Rights Agreement also places indemnity obligations on each of the Company, to indemnify the NAPW Affiliates under certain circumstances, and the NAPW Affiliates, to indemnify the Company under certain circumstances.

Agreements with 5% Stockholders

Other than as disclosed in the sections above entitled “Equity Issuances to Directors, Executive Officers and 5% Stockholders,” “Agreements with Directors and Executive Officers” and “Merger with NAPW” there are no agreements between or among the Company and any holder of more than 5% of our capital stock.

Policy Regarding Review, Approval or Ratification of Related Party Transactions

The charter of the Company’s Audit Committee sets forth the Company’s policies and procedures for the review, approval or ratification of transactions in which the Company is a participant and the amount exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. The Audit Committee charter expressly states that the review and approval of such transactions is among the responsibilities of the Audit Committee, unless otherwise delegated to another committee of the Board consisting solely of independent directors. The Audit Committee is authorized to engage independent counsel and other advisers as it determines is necessary to carry out its duties, including with respect to its review of related party transactions. There are no additional policies stating the standards required to be met for such transactions to be approved; accordingly, the Audit Committee will act within its discretion, subject to its fiduciary and other duties, in deciding whether to approve any related party transaction.

EXECUTIVE COMPENSATION

In this section, we describe our compensation programs and policies and the material elements of compensation for the year ended December 31, 2014 for our Chairman and Chief Executive Officer, and our two most highly compensated executive officers, other than our Chief Executive Officer, whose total compensation was in excess of $100,000. Other than as disclosed below, we did not have any other employee whose compensation was such that executive compensation disclosure would be required but for the fact that they were not executive officers as of the end of the last fiscal year. We refer to all individuals whose executive compensation is disclosed in this proxy statement as our “named executive officers.”

Our Compensation Committee is responsible for reviewing and evaluating the components of our compensation programs, including employee base salaries and benefit plans. The Compensation Committee will provide advice and recommendations to the Board on such matters. See “Corporate Governance — Meetings and Committees of the Board of Directors” for further details on the role of the compensation committee.

Compensation Consultants

The Company and the Compensation Committee may, from time to time, directly retain the services of consultants and other experts to assist the Company or the Compensation Committee in connection with executive compensation matters. During the fiscal year ended December 31, 2014, the Company did not engage the services of a compensation consultant.

Summary Compensation Table

The following table provides information regarding the compensation earned during the years ended December 31, 2014 and December 31, 2013 by our Chairman and Chief Executive Officer, and our two most highly compensated executive officers, other than our Chief Executive Officer, whose total compensation was in excess of $100,000. Ms. Jones and Mr. Wesser became executive officers of the Company in September 2014, so fiscal 2014 reflects a partial year for them.

The amounts shown in the Stock Awards column reflect unique restricted stock awards granted to Ms. Jones and Mr. Wesser in connection with our merger with NAPW. These awards represent a portion of the total amount of merger consideration that Mr. Proman requested be paid to Ms. Jones and Mr. Wesser in recognition of the considerable services they provided to NAPW. Due to the fact that neither Ms. Jones nor Mr. Wesser were shareholders in NAPW, these restricted stock awards are considered compensatory and are shown in the table below. As these awards relate to the Company’s merger with NAPW, the Company does not anticipate making similar sized equity awards to its executive officers in the future.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		All Other Compensation ($)(1)		Total ($)
James Kirsch, Chairman and Chief Executive Officer	2014	256,250	50,000	—		9,504		315,754
	2013	200,000	—	—		17,383	(2)	217,383

Star Jones, President, Chief Development Officer and National Spokesperson	2014	80,769	—	5,361,347	(3)(4)	21,405		5,460,962
	2013	—	—	—		—		—

Christopher Wesser, Executive Vice President and General Counsel	2014	67,308	—	1,340,337	(3)(5)	1,993		1,407,645
	2013	—	—	—		—		—

(1)	Other compensation consists of: (i) for Mr. Kirsch, car allowance in the amount of $9,504 and $9,472, respectively, in 2014 and 2013, (ii) for Ms. Jones, car allowance of $1,908, $18,846 paid to Ms. Jones’ personal driver and $651 in additional insurance premiums paid and (iii) for Mr. Wesser, car allowance of $1,993. The Company’s payments for Ms. Jones’ personal driver have been discontinued as of March 2015.

(2)	In 2010, Mr. Kirsch purchased a condominium apartment in Miami, Florida, which was primarily used by the Company and was financed by obtaining a bank loan providing initially for interest only payments. Following the closing, the Company made payments of interest on the mortgage, condominium association dues, real estate taxes, maintenance and upkeep, purchased furniture and other related expenses on the apartment (collectively, “Condominium Costs”) in the amount of $7,411 in 2013. The Company recorded these payments as additional compensation payments to Mr. Kirsch for 2013. The Company discontinued these payments during the fiscal year ended December 31, 2013.
(3)	Amounts reflect the total grant date fair value of awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2014, in accordance with FASB ASC Topic 718 (disregarding any forfeiture assumptions). Assumptions used in the calculation of these amounts are included for 2014, in footnote 13 to the audited financial statements for the fiscal year ended December 31, 2014, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2015.
(4)	This stock award consisted of 959,096 shares of restricted stock issued to Ms. Jones in connection with the Company’s acquisition of NAPW, Inc., of which Ms. Jones served as President and National Spokeswoman, on September 24, 2014.
(5)	This stock award consisted of 239,774 shares of restricted stock issued to Mr. Wesser in connection with the Company’s acquisition of NAPW, Inc., of which Mr. Wesser served as General Counsel, on September 24, 2014.

Employment Agreements

Effective September 24, 2014, we entered into new employment agreements with James Kirsch, the Company’s Chairman and Chief Executive Officer, Star Jones, the Company’s President, and Christopher Wesser, the Company’s Executive Vice President and General Counsel (each such agreement, an “Employment Agreement,” and collectively, the “Employment Agreements”).

The Employment Agreement with Mr. Kirsch provides that he will serve as the Company’s Chief Executive Officer and may be designated to serve as Executive Chairman of the Board and receive an annual base salary of $275,000. Ms. Jones’s Employment Agreement provides that she will serve as the Company’s President and receive an annual base salary of $300,000, and that she shall have the opportunity to discuss her duties and responsibilities with the Chief Executive Officer. Mr. Wesser’s Employment Agreement provides that he will serve as the Company’s Executive Vice President and General Counsel and receive an annual base salary of $250,000. Since the end of the fiscal year ended December 31, 2014, the Compensation Committee recommended, and the Board approved, an increase in the annual base salary payable to Mr. Kirsch from $250,000 to $325,000, effective January 1, 2015.

Each Employment Agreement provides the named executive officer with an initial term of three years that automatically renews for successive one year terms unless either party provides advance written notice of its intention to terminate the Employment Agreement. Mr. Kirsch’s base salary will be automatically increased annually by the greater of 3% of his then current base salary or the annual percentage increase in the Consumer Price Index. If Mr. Kirsch’s role changes such that he is no longer the Chief Executive Officer, his three year term will automatically be renewed and continue for another three years after the date of the change in role. Should such a change in role occur, his base salary cannot be reduced below his then current base salary immediately prior to the change in role.

The Employment Agreements provide that each named executive officer will be eligible for an annual bonus and have his or her salary reviewed each year by the Board. In addition, the named executive officers will be reimbursed for all reasonable business expenses incurred in the ordinary course of business and taking into consideration each such Executive’s unique responsibilities within the Company. The Employment Agreements also generally permit the Executives to participate in all benefit plans and programs offered by the Company.

Under the terms of the Employment Agreements, each named executive officer is subject to a non-competition, non-interference and non-raiding restrictive covenant during their employment and 18 months following the named executive officer’s last day of employment with the Company. In the event that a named executive officer’s employment is terminated without “Cause” or the named executive officer resigns for “Good Reason” (as those terms are defined by the Employment Agreements), the post-employment restrictive covenant period may not extend past the severance period (as described below). The Employment Agreements also contain customary confidentiality, work product and return of Company property covenants.

The Employment Agreements provide each named executive officer with severance pay in the event that such named executive officer is terminated without “Cause” or resigns for “Good Reason.” Upon such a termination of employment, such named executive officer is entitled to continue to receive such named executive officer’s monthly salary at his or her then current rate for the greater of six months or the number of remaining whole months in such named executive officer’s term (whether the initial term or an extension). Finally, the Employment Agreements between the Company and each of Ms. Jones and Mr. Wesser also provide that such named executive officers will become immediately fully vested in any unvested shares of restricted stock granted in connection with the merger with NAPW, Inc. upon their termination without “Cause” or their resignation for “Good Reason.”

We were formerly parties to an employment agreement with Mr. Kirsch that expired on March 5, 2014. This former employment agreement, which was entered into prior to the commencement of our initial public offering in March 2013, provided that Mr. Kirsch would serve as our Chief Executive Officer and receive a base salary of $200,000 and discretionary annual bonuses. Prior to its expiration, Mr. Kirsch’s former employment agreement also provided him six months of base salary continuation as severance protection in the event his employment was terminated without cause (as defined in that agreement).

Restricted Stock Awards

On December 30, 2014, Ms. Jones and Mr. Wesser each entered into a restricted stock agreement (together, the “Restricted Stock Agreements”) with the Company with an effective date of September 24, 2014, the closing date of the Company’s merger transaction with NAPW, Inc. As discussed above, the shares of Common Stock of the Company awarded to Ms. Jones and Mr. Wesser pursuant to the Restricted Stock Agreements that are subject to certain vesting conditions (such shares, the “Restricted Stock”), represent a portion of the total amount of merger consideration that Mr. Proman requested be paid to Ms. Jones and Mr. Wesser in recognition of the considerable services they provided to NAPW. Due to the fact that neither Ms. Jones nor Mr. Wesser were shareholders in NAPW, these restricted stock awards are considered compensatory.

The Restricted Stock Agreements are substantially similar to one another and govern the grant to Ms. Jones of 959,096 shares of the Company’s Common Stock and to Mr. Wesser of 239,774 shares of the Company’s Common Stock. Each Restricted Stock Agreement provides that the applicable named executive officer may become vested in his or her shares of Restricted Stock according to the following schedule, contingent upon such named executive officer’s continued employment with the Company (or a subsidiary) from the grant date through the following vesting dates: (i) 33 1/3% of the shares of the Restricted Stock will vest on September 24, 2015; (ii) 33 1/3% of the shares of the Restricted Stock will vest on September 24, 2016; and (iii) 33 1/3% of the shares of the Restricted Stock will vest on September 24, 2017. The Restricted Stock Agreements also provide that any unvested shares of Restricted Stock will become fully vested upon the Executive’s termination without “Cause,” resignation for “Good Reason,” death or “Disability” (as such terms are defined by the Employment Agreements between the Company and each named executive officer, dated as of September 24, 2014). Any unvested shares of Restricted Stock will also become fully vested upon the occurrence of a “Change in Control” (as such term is defined by the Restricted Stock Agreements). In the event that Ms. Jones’s or Mr. Wesser’s employment is terminated for “Cause” or the named executive officer resigns without “Good Reason,” then such named executive officer shall automatically and immediately forfeit all unvested shares of Restricted Stock subject to the Restricted Stock Agreements.

Outstanding Equity Awards at December 31, 2014

The following table sets forth the equity awards we have made to our named executive officers that were outstanding as of December 31, 2014:

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)(1)	Market value of shares of units of stock that have not vested ($)
James Kirsch	—	—
Star Jones	959,096	$5,361,347
Christopher Wesser	239,774	$1,340,337

(1)	Represents restricted stock awards granted to Ms. Jones and Mr. Wesser pursuant to the Restricted Stock Agreements described above. Each Restricted Stock Agreement provides that the applicable named executive officer may become vested in his or her shares of Restricted Stock according to the following schedule, contingent upon such named executive officer’s continued employment with the Company (or a subsidiary) from the grant date through the following vesting dates: (i) 33 1/3% of the shares of the Restricted Stock will vest on September 24, 2015; (ii) 33 1/3% of the shares of the Restricted Stock will vest on September 24, 2016; and (iii) 33 1/3% of the shares of the Restricted Stock will vest on September 24, 2017.

For a description of the material terms of each named executive officer’s employment agreement please refer to the section entitled “Employment Agreements” beginning on page 14.

Director Compensation

The following table provides information regarding the compensation earned by the directors who served on our Board during the year ended December 31, 2014. Mr. Kirsch is our Chief Executive Officer and Chairman of our Board and Ms. Jones is our President. As executive officers, these individuals are not compensated for their service as directors. The following table details the total compensation earned by the Company’s non-employee directors in 2014:

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)
Donna Brazile	2,000	—		2,000
Daniel Marovitz	11,500	—		—
Stephen Pemberton	8,500	—		5,000
Barry Feierstein	9,500	6,350	(1)	15,850
Andrea Sáenz	5,500	—		5,500
Randi Zuckerberg	1,000	—		1,000
Total	38,000	6,350		29,350

(1)	This amount was paid to Mr. Feierstein by the Company as consideration for consulting services he rendered to the Company in connection with integration efforts related to its 2014 acquisitions.

The general policy of our Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. Our directors are also reimbursed for travel expenses associated with attendance at Board meetings. There were no reimbursements for travel expenses for the fiscal year ended December 31, 2014.

APPROVAL OF AMENDMENT TO PROFESSIONAL DIVERSITY NETWORK, INC.
2013 EQUITY COMPENSATION PLAN

The Professional Diversity Network, Inc. 2013 Equity Compensation Plan (the “Plan”) has authorized for issuance 500,000 shares of Common Stock of the Company, of which 141,143 shares remain available for future grants as of April 24, 2015. You are being asked to approve Amendment No. 1 to the Plan (the “2015 Amendment”), which amends the Plan to increase the total number of shares reserved for grants of awards under the Plan by 1.3 million shares to a total of 1.8 million shares. A copy of the Plan and the 2015 Amendment are attached as Appendix A and Appendix B hereto, respectively. Our Board believes that the approval of the 2015 Amendment to the Plan is in the best interests of the Company and its stockholders because it will provide the Company an adequate number of shares reserved for issuance under the Plan to grant as awards designed to attract, motivate and retain qualified individuals who are essential to our success.

Key Component of Compensation

The Plan is a key component of our incentive compensation program. The Company put the Plan in place for such purposes in 2013 and has previously been approved by the stockholders. The Plan is designed to further our long term stability and financial success by attracting, retaining and motivating our directors, officers, employees and consultants through the use of incentives and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company. The Plan includes a mechanism to provide incentive awards to Participants through the use of stock options (both incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, other stock-based awards and annual incentive awards. Those persons who receive incentive awards under the Plan are referred to as “Participants.” The key purpose of the Company’s equity compensation program is to incentivize our key employees with stock options because we believe they are an effective tool to motivate such employees to focus on shareholder value.

Requested Shares Authorization

•	The 2015 Amendment authorizes an additional 1.3 million shares be added to the Plan’s share reserve to be available for awards under the Plan.
•	As a relatively newly publicly-traded company, the Company does not have a long history of grant practices on which to rely upon. Based on awards granted during our prior fiscal year and our anticipated incentive compensation program, the Company estimates that this request should be sufficient to grant equity as a portion of compensation for the next five years.
•	When determining the number of additional shares to request, the Company also considered its significant recent growth and corresponding increase in key individuals and directors that will likely participate in the Plan.

This following summary is subject to the more complete description of the terms and conditions of the Plan contained the full text of the Plan and the 2015 Amendment, which are attached hereto as Appendix A and Appendix B, respectively.

Effective Date of the Plan and the 2015 Amendment

The Plan was originally effective March 8, 2013. The 2015 Amendment was adopted in April 2015, subject to and effective upon the approval of our stockholders. If not sooner terminated, the Plan will terminate on March 8, 2023. Any awards made prior to the date the Plan is terminated will continue in effect pursuant to the terms of the award and the Plan.

Eligibility

Any person who is an employee of the Company or any affiliate, a member of the Board of Directors of the Company, or a consultant, advisor or independent contractor who provides services to the Company or any affiliate, can be considered by the Committee for grants of awards under the Plan. The Committee has sole and complete discretion to determine the Participants who receive awards pursuant to the Plan and to determine the type and terms and conditions of any award.

Administration

The Plan is administered and interpreted by the Compensation Committee of the Board of Directors (the “Committee”). The Committee has the authority to take any and all actions necessary or desirable in its sole discretion, in connection with the administration of the Plan. In connection with the administration, the Committee may:

•	prescribe, amend and rescind rules and regulations relating to the Plan;
•	determine who is eligible to participate in the Plan and, if eligible, to which eligible persons awards may be granted and the timing, price, vesting and other terms and conditions of the awards;
•	to establish, verify, adjust, reduce and/or waive any performance goals relating to any award;
•	prescribe and amend the terms and conditions of any document relating to any award; and
•	interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any award granted under the Plan.

All decisions, determinations and interpretations made by the Committee are final and binding on all eligible persons and Participants in the Plan.

Common Shares Available for Incentive Awards

If this Proposal No. 2 is approved, the number of common shares of the Company available for issuance under the Plan will be 1.3 million shares plus the total number of shares remaining available for issuance under the Plan as of the effective date of the 2015 Amendment (the “Previously Reserved Shares”) and subject to the share utilization provisions for forfeited awards described below. The Previously Reserved Shares were authorized by the Company’s stockholders for reservation under the Plan.

As of April 24, 2015:

•	141,143 shares remained available for issuance under the Plan;
•	There were no restricted shares of the Company, granted under the Plan that are issued and outstanding, but which have not yet vested and are subject to forfeiture;
•	There were 358,857 options of the Company granted under the Plan that are outstanding; and
•	There were no restricted shares, stock appreciation rights or other stock incentive awards outstanding under the Plan.

Shares of Common Stock covered by an incentive award shall only be counted as used to the extent shares are actually delivered. If the outstanding shares of Common Stock shall be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, reorganization, or other corporate event, the Committee may, appropriately and equitably adjust the number and kind of shares which are subject to the Plan or any awards so as to maintain the proportionate number of shares without changing the aggregate exercise or settlement price.

The Company’s Common Stock is traded on the NASDAQ Global Market. The last reported sales price of the Company’s Common Stock on April 22, 2015 was $3.00 per share.

Types of Incentive Awards That May Be Granted Under the Plan

Any award will be governed by the terms of the Plan and an award agreement or other documents, if any, between the Company and the Participant receiving the award.

Incentive Stock Options.

The Committee may grant an incentive stock option at its discretion at any time or from time to time or automatically upon the occurrence of an event. Any incentive stock option shall be granted pursuant to one or more award documents which will contain provisions determined by the Committee including the number of shares, the purchase price (not less than fair market value on the grant date, though greater for certain shareholders (see below)), the term of the option, any vesting and restrictions on transfer, among other restrictions. An incentive stock option granted to a Participant under this Plan is a right to purchase shares of the Company’s Common Stock. Incentive stock options may be granted only to employees. If certain terms and conditions are met by the Company and the Participant, an incentive stock option is given favorable tax treatment to the Participant under the Internal Revenue Code of 1986, as amended (the “Code”). See the “Federal Income Tax Consequences” section below for a discussion of the difference in tax treatment.

In order to receive the favorable tax treatment, the exercise provisions for an incentive stock option must be no more favorable than the following terms and conditions:

•	The incentive stock option cannot be exercised later than the first to occur of 10 years after the grant date, three months after the Participant’s retirement or termination of employment with the Company and its affiliates and one year after the Participant’s termination of employment with the Company and its affiliates due to death or disability.
•	Only the first $100,000 in fair market value (determined at the time of grant of the incentive stock option) of incentive stock options that first become exercisable in any calendar year will be treated as incentive stock options and the excess will be treated as nonqualified stock options.
•	If an incentive stock option is granted to a person who owns more than 10% of the total combined voting power of all classes of capital stock of the Company (or any subsidiary), then the exercise price will not be less than 110% of the fair market value on the grant date and the incentive stock option will not be exercisable more than 5 years after the grant date.

Nonqualified Stock Options.

The Committee may grant a nonqualified stock option at its discretion at any time or from time to time or automatically upon the occurrence of an event. Any nonqualified stock option shall be granted pursuant to one or more award documents which will contain provisions determined by the Committee including without limitation, the number of shares, the purchase price (not less than fair market value on the grant date), the term of the option, any vesting and restrictions on transfer. A nonqualified stock option granted to a Participant under this Plan is a right to purchase shares of the Company’s Common Stock. Nonqualified stock options may be granted to employees, members of the Board of Directors, consultants and other service providers to the Company or any affiliates. Unlike an incentive stock option, a nonqualified stock option is not given favorable tax treatment under the Code. See the “Federal Income Tax Consequences” section below for a discussion of the difference in tax treatment.

Stock Appreciation Rights.

The Committee may grant an award of stock appreciation rights (“SARs”) at its discretion at any time or from time to time. SARs under the Plan may be freestanding or tandem SARs, or any combination of the two. Each SAR award shall be evidenced by an award agreement and shall specify the grant price, the term of the SAR, and other provisions, including restrictions, determined by the Committee. The Committee shall have discretion in determining the number of SARs to be granted to each Participant, and determining the terms and conditions of the SARs. The grant price for a freestanding SAR shall be determined by the Committee, but shall not be less than the fair market value of a share of the Company’s Common Stock on the grant date. The grant price of a tandem SAR shall be equal to the option price of the option to which it relates. Freestanding SARs may be exercised upon whatever terms and conditions the Committee imposes, while tandem SARs may only be exercised with respect to shares for which their related options are then exercisable. At the discretion of the Committee, payment upon SAR exercise may be in cash, shares or any combination of the two, or in another manner approved by the Committee.

Restricted Stock and Restricted Stock Units.

The Committee may grant restricted stock or Restricted Stock Units (“RSUs”) to Participants in such amounts as it determines from time to time. RSUs are similar to restricted stock, except no shares are actually awarded to the Participant on the grant date. Each restricted stock or RSU grant shall be evidenced by an award agreement that specifies the restriction periods, the number of shares or restricted stock or the number of RSUs granted, and other provisions and restrictions determined by the Committee, including, a requirement that Participants pay a purchase price for each share of restricted stock or RSU, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting after the attainment of performance goals and time based restrictions alone, among other restrictions.

The Company may retain certificates representing shares of restricted stock until all restrictions applicable to the shares lapse. RSUs shall be paid in shares, unless otherwise provided in an award agreement. Unless otherwise determined by the Committee, to the extent permitted or required by law, Participants holding restricted stock may be granted voting rights even though the shares are subject to restrictions. Participants shall have no voting rights with respect to RSUs.

Other Stock-Based Awards.

The Committee may grant other equity-based awards in such amounts and subject to such terms and conditions determined by the Committee. Such awards might be paid in cash, based on share value, or they may involve the transfer of shares to Participants. The Committee may establish performance goals for such awards.

Annual Incentive Award

The Committee may designate employees who are eligible to receive a monetary payment in any Plan year based on a percentage of an incentive pool determined by reference to one or more performance measures. The Committee shall allocate an incentive pool percentage to each designated employee for each Plan year, and the sum of the incentive pool percentages for all employees cannot exceed 100% of the total pool. An employee’s allocated portion of the incentive pool is subject to adjustment downward in the sole discretion of the Committee, though the allocated portion may not be increased, including as a result of any reduction in another employee’s allocated portion.

In the event the Committee desires for the incentive award to satisfy the requirements of Section 162(m) of the Code in order to guarantee that the Company may deduct such payments, then the performance criteria shall be measured based on one or more of the performance goals described in the Plan. Examples of performance goals described in the plan include earnings per share, return on equity and total shareholder return, among others.

Applicable Withholding Taxes

The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

With respect to withholding required as the result of a taxable event arising as a result of an incentive award granted under the Plan, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement in whole or in part, by having the Company withhold shares of Common Stock having a fair market value on the date of withholding equal to the minimum statutory total tax that could be imposed on the transaction.

Change in Control

Upon a dissolution of the Company, a merger or consolidation involving the Company, a sale of substantially all of the assets of the Company, a change in majority ownership of the Company or another transaction or event resulting in a change in control of the Company, the Committee may take such actions with respect to the Plan and awards granted under the Plan as it deems appropriate and the documentation regarding such a transaction may mandate the treatment of such awards.

If provided in an award agreement or otherwise determined by the Committee, upon a Change in Control, all then-outstanding options and stock appreciation rights shall become fully vested and exercisable, and all other then-outstanding awards shall vest in full and be free of restrictions. The Committee will not be required to treat all awards similarly in a Change in Control.

Termination of the Plan

The Committee may terminate the Plan and any incentive award in whole or in part at any time subject to certain restrictions. If not sooner terminated, the Plan will terminate on March 8, 2023. Any awards made prior to the date the Plan is terminated will continue in effect pursuant to the terms of the award and the Plan.

Amendment of the Plan or Incentive Awards

The Board of Directors may amend the Plan and any document governing any award at any time. The Company’s stockholders must approve any amendment by the Board which increases the maximum number of shares of Common Stock for which awards may be granted under the Plan or other material changes that require stockholder approval under the law, regulations or applicable stock exchange rules. Any amendment of the Plan or any document governing any award by the Board shall not impair the rights of any award holder without such award holder’s consent, unless the amendment is in connection with compliance with Section 409A of the Code, or otherwise required to satisfy any law or regulation or to meet the requirements of applicable stock exchange rules.

Transferability of Incentive Awards

Rights under the Plan are not transferable, except by will or the laws of descent and distribution, and during the Participant’s life are exercisable only by the Participant.

New Plan Benefits

It is not possible at this time to determine the benefits that will be received by executive officers or other employees, directors or consultants of the Company under the Plan if it is approved by our stockholders. Such benefits will depend on future actions of the Committee and on the fair market value of the shares of Common Stock of the Company at various future dates and the extent to which performance goals set by the Compensation Committee are met.

Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to awards granted under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, as restricted or unrestricted stock, as a cash payment or otherwise. Recipients of options or other awards should not rely on this discussion for individual tax advice, as each recipient’s situation and the tax consequences of any particular award will vary depending on the specific facts and circumstances involved. Each recipient is advised to consult his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

Grant of Option

As the holder of an option, a Participant will not recognize any taxable income at the time an option is granted to him or her and the Company will not be entitled to a federal income tax deduction at that time unless an option is granted at an exercise price below fair market value. If an option is granted below fair market value, the grant may be treated as a deferral of income pursuant to Section 409A of the Code and the difference between fair market value and the option exercise price would be treated as deferred income which would be taxed as current income for income tax purposes as well as be subject to a 20% excise tax. Currently the Plan does not permit the grant of an option at below fair market value of the underlying share on the grant date.

Exercise of Incentive Stock Options

No ordinary income will be recognized by the holder of an incentive stock option at the time of exercise. The excess of the fair market value of the shares of Common Stock at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the federal “alternative minimum tax” at the date of exercise. If the option holder holds the shares of Common Stock purchased for not less than two years after the date the incentive stock option was granted and not less than one year after the acquisition of such shares of Common Stock, the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction.

If the shares of Common Stock acquired upon exercise of an incentive stock option are disposed of in a sale, exchange or other “disqualifying disposition” within two years after the date of grant or within one year after the date of exercise, the option holder will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock purchased at the time of exercise over the aggregate option exercise price or (ii) the excess of the amount realized upon disposition of such shares of Common Stock over the option exercise price the Company will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the option holder. The excess, if any, of the amount realized upon disposition of the shares of Common Stock in a disqualifying disposition over the fair market value of the shares of Common Stock at the time of exercise will constitute capital gain.

Exercise of Nonqualified Stock Options

Taxable ordinary income will be recognized by the holder of an option that does not qualify as an incentive stock option and is therefore a nonqualified stock option at the time of exercise, in an amount equal to the excess of the fair market value of the shares of Common Stock purchased at the time of such exercise over the aggregate option exercise price the Company will be entitled to a federal income tax deduction equal to that amount. The option holder will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of a subsequent sale of the shares. The capital gain or loss will be short term or long term depending on the period of time the shares are held by the option holder following exercise.

Stock Appreciation Rights

SARs will not be subject to taxation upon the date of grant or vesting. Upon exercise of the SARs, the full value of the difference between fair market value of the shares of Common Stock on the date of exercise and the fair market value of the shares of Common Stock on the grant date, or the “spread,” will be taxed at ordinary income tax rates the Company will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the holder of SARs. To avoid potential excise taxes under Section 409A of the Code, the SARs must be limited to the increase in the fair market value of a share of Common Stock between the date of grant and the date of exercise, and should not contain any feature for the deferral of compensation.

Restricted Stock

Restricted stock grants under the Plan will generally result in ordinary income to the recipient at the time of payment except in the case of grants subject to a vesting requirement. The amount of ordinary income the recipient will be required to recognize from restricted stock grants other than those subject to a vesting requirement is equal to the amount by which the fair market value of any shares received by the recipient exceeds the purchase price, if any, paid by the recipient for such shares.

A recipient of shares pursuant to a restricted stock grant which is not substantially vested, may elect in accordance with Section 83(b) of the Code, within 30 days of the date the shares are transferred, to recognize ordinary income at the time of transfer of the shares equal to the amount by which the fair market value on the date of transfer of the shares exceeds the purchase price, if any, paid by the recipient for such shares.

A recipient of shares pursuant to a restricted stock grant which is not substantially vested who does not make an election under Section 83(b) of the Code will recognize ordinary income at the time the shares become substantially vested in an amount equal to the difference between the fair market value on the date of substantial vesting of the shares and the purchase price, if any, paid by the recipient for such shares.

The recipient’s tax basis for purposes of determining the amount of gain or loss realized in a taxable disposition of restricted stock grant shares will be equal to the amount, if any, paid for the shares plus the amount of ordinary income recognized by the recipient upon transfer or vesting, as the case may be. Any gain or loss realized by the recipient from a taxable disposition of the shares of common stock in excess of such basis generally will be taxed as short-term capital gain or loss if the disposition occurs within 12 months of the event giving rise to ordinary income (i.e., transfer or vesting) and long-term capital gain or loss if1he disposition occurs 12 months or more after such event.

Subject to the application of Section 162(m) of the Code, the Company will receive a tax deduction in the amount of the ordinary income recognized by a recipient.

Restricted Stock Units

A recipient of restricted stock units will not have taxable income at the time of grant. Instead, the recipient will recognize ordinary income when he or she receives payment for such units in cash or Common Stock. The Company generally will be entitled to a deduction equal in amount to the ordinary income realized by the recipient in the year paid.

Any gain or loss the recipient recognizes upon the same or exchange of shares acquired through a grant of restricted stock units generally will be treated as capital gain or loss and will be long-term or short-term depending upon whether the recipient held the shares for more than one year.

Subject to the application of Section 162(m) of the Code, the Company will receive a tax deduction in the amount of the ordinary income recognized by a recipient.

Annual Incentive Award

An eligible person receiving an incentive award will not recognize income, and the Company will not be allowed a deduction at the time the award is granted. When the recipient receives payment in cash, the amount of cash received will be ordinary income to the recipient. Subject to the application of Section 162(m) of the Code, the Company will receive a tax deduction in the amount of the ordinary income recognized by a recipient.

Miscellaneous Rules

Special rules will apply in cases where a recipient of an award pays the exercise or purchase price of the award or any applicable withholding tax obligations under the Plan by delivering previously owned shares of Common Stock or by reducing the number of shares of Common Stock otherwise issuable pursuant to the award. The surrender or withholding of such shares of Common Stock will in certain circumstances result in the recognition of income with respect to such shares of Common Stock or a carry-over basis in the shares of Common Stock acquired, and may constitute a disqualifying disposition with respect to incentive stock option shares.

In the event of a change in control and depending on the individual circumstances of the recipient, certain amounts with respect to such awards may constitute “excess parachute payments” under the “golden parachute” provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any excess parachute payments and the Company will be denied any deduction with respect to such payments. Participants in the Plan should consult their tax advisors as to whether accelerated vesting of an award in connection with a change in control would give rise to an excess parachute payment.

Section 409A of the Code sets forth the rules for deferral of compensation and describes situations where compensation is deemed deferred. It is possible that certain awards made under the Plan, in particular when the award is not subject to a substantial risk of forfeiture, will be deemed deferred compensation under Code Section 409A. If that is the result, then the recipient of the award may be subject to income tax and a 20% excise tax upon the grant of the award.

Withholding Taxes

No withholding taxes are payable in connection with the grant of any stock option or the exercise of an incentive stock option. However, withholding taxes must be paid at the time of exercise of any nonqualified stock option. In respect of all other awards, withholding taxes must be paid whenever the participant recognizes income for tax purposes.

Vote Required

The affirmative vote of a majority of the voting power of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to approve the amendment to the Plan.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The Board is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice and will reconsider whether to retain Marcum LLP if the stockholders fail to ratify the Audit Committee’s selection. In addition, even if the stockholders ratify the selection of Marcum LLP, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of the Company. Representatives of Marcum LLP are expected to attend the Annual Meeting to make such statements as they may desire and respond to appropriate questions that may be asked by stockholders.

The Audit Committee and the Board recommend that you ratify this appointment.

Vote Required

The affirmative vote of a majority of the voting power of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting and on the proposal is required to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 22, 2015 by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Common Stock;
•	each of our executive officers;
•	each of our directors; and
•	all of our directors and executive officers as a group.

The percentage ownership information shown in the table is based upon a total of 14,598,072 shares of Common Stock outstanding.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of Common Stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before the date that is 60 days after the date of this proxy statement. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address for each person or entity listed in the table is c/o Professional Diversity Network, 801 W. Adams Street, Suite 600, Chicago, Illinois 60667.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
5% Stockholders
Daniel Ladurini	2,290,541	(1)	15.7%
North Star Investment Management Corporation 20 N. Wacker Drive, Suite 1416 Chicago, Illinois 60606	789,090	(2)	5.4%
Executive Officers and Directors
Donna Brazile	100		*
Barry Feierstein	2,667	(3)	*
Star Jones	959,096		6.6%
Michael John Hall	6,667	(4)	*
Chad Hoersten	5,000	(5)	*
James Kirsch	1,433,288	(6)	9.8%
Daniel Marovitz	113,014	(7)	*
David Mecklenburger	10,000	(8)	*
Stephen Pemberton	1,667	(9)	*
Matthew B. Proman	5,242,225	(10)	35.6%
Andrea Sáenz	1,667	(11)	*
Daniel Sullivan	8,333	(12)	*
Christopher Wesser	239,774		1.6%
Randi Zuckerberg	—		—
Directors and officers as a group (15 persons)	8,023,498		54.3%

*	Less than 1%.
(1)	Includes 2,071,781 shares held by the Ladurini Family Trust, for which Daniel Ladurini is Trustee. Mr. Ladurini holds voting and dispositive power over the shares held by the Ladurini Family Trust. Prior to the consummation of the Company’s initial public offering in March 2013, the Ladurini Family Trust entered into option agreements with certain of the Company’s directors and officers pursuant to which such directors and officers may purchase, during a ten year exercise period, from the Ladurini Family Trust, up to 10% of the Company’s shares of Common Stock held by the Ladurini Family Trust, at $8.00 per share, the initial public offering price.
(2)	North Star Investment Management Corporation reported in its Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2015 that it had sole voting power and sole dispositive power over 647,945 shares and shared dispositive power over 141,075 shares.
(3)	Includes 1,667 shares that may be acquired upon the exercise of options that are currently exercisable, as to which Mr. Feierstein would have sole voting and investment power upon acquisition.
(4)	All of these shares may be acquired upon the exercise of options that are currently exercisable, as to which Mr. Hall would have sole voting and investment power upon acquisition.
(5)	All of these shares may be acquired upon the exercise of options that are currently exercisable, as to which Mr. Hoersten would have sole voting and investment power upon acquisition.
(6)	1,000 of these shares are held by Mr. Kirsch’s daughter who shares the same household as Mr. Kirsch in an account over which Mr. Kirsch serves as custodian. 1,000 of these shares are subject to Mr. Kirsch’s investment power and held in an account for Mr. Kirsch’s adult son and 1,000 of these shares are subject to Mr. Kirsch’s investment power and held in an account for Mr. Kirsch’s adult daughter. 369,322 of these shares are currently owned by the Ladurini Family Trust and subject to an option agreement between the Ladurini Family Trust and Mr. Kirsch pursuant to which Mr. Kirsch may purchase, during a ten year exercise period that began in March 2013, from the Ladurini Family Trust a number of shares of the Company’s Common Stock at $8.00 per share, the initial public offering price of such stock, as to which Mr. Kirsch would have sole voting and sole dispositive power upon acquisition. As of the date of this proxy statement, Mr. Ladurini is also the beneficial owner of these 369,322 shares.
(7)	110,797 of these shares are currently owned by the Ladurini Family Trust and subject to an option agreement between the Ladurini Family Trust and Mr. Marovitz pursuant to which Mr. Marovitz may purchase, during a ten year exercise period that began in March 2013, from the Ladurini Family Trust a number of shares of the Company’s Common Stock at $8.00 per share, the initial public offering price of such stock, as to which Mr. Marovitz would have sole voting and sole dispositive power upon acquisition. As of the date of this proxy statement, Mr. Ladurini is also the beneficial owner of these 110,797 shares. Includes 1,667 shares that may be acquired upon the exercise of options that are currently exercisable, as to which Mr. Marovitz would have sole voting and investment power upon acquisition.
(8)	All of these shares may be acquired upon the exercise of options that are currently exercisable, as to which Mr. Mecklenburger would have sole voting and investment power upon acquisition.
(9)	Includes 1,667 shares that may be acquired upon the exercise of options that are currently exercisable, as to which Mr. Pemberton would have sole voting and investment power upon acquisition.
(10)	Includes 131,250 shares that may be acquired upon the exercise of warrants that are currently exercisable, as to which Mr. Proman would have sole voting and investment power upon acquisition.
(11)	Includes 1,667 shares that may be acquired upon the exercise of options that are currently exercisable, as to which Ms. Sáenz would have sole voting and investment power upon acquisition.
(12)	All of these shares may be acquired upon the exercise of options that are currently exercisable, as to which Mr. Sullivan would have sole voting and investment power upon acquisition.

Securities Authorized for Issuance under Equity Compensation Plans

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by our shareholders	721,357	$5.98	141,143
Equity compensation plans not approved by our shareholders	0	—	—
Total	721,357	$5.98	141,143

(1)	Includes:
(a)	326,000 shares of our Common Stock issuable for $3.45 upon exercise of outstanding options under the Plan;
(b)	32,857 shares of our Common Stock issuable for $4.90 upon exercise of outstanding options under the Plan;
(c)	50,000 shares of our Common Stock issuable for $4.00 per share upon exercise of that certain Common Stock Purchase Warrant for the Purchase of 50,000 Shares of Common Stock of Professional Diversity Network, Inc. between Matthew B. Proman and the Company, dated September 24, 2014;
(d)	131,250 shares of our Common Stock issuable for $10.00 per share upon exercise of that certain Common Stock Purchase Warrant for the Purchase of 131,250 Shares of Common Stock of Professional Diversity Network, Inc. between Matthew B. Proman and the Company, dated September 24, 2014;
(e)	50,000 shares of our Common Stock issuable for $4.00 per share upon exercise of those certain Common Stock Purchase Warrants, each dated September 24, 2014, and each between an affiliate of Aegis Capital Corp. and the Company, for the purchase of 50,000 shares of our Common Stock in the aggregate; and
(f)	131,250 shares of our Common Stock issuable for $10.00 per share upon exercise of that certain Representative’s Warrant Agreement, dated March 2013, entered into between Aegis Capital Corp. and the Company, for the purchase of 131,250 shares of our Common Stock.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of three directors, each of whom is an independent director as defined by applicable law and Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board.

Management is responsible for the Company’s internal controls and the financial reporting process. Marcum LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on those financial statements. The Audit Committee, among other things, is responsible for monitoring and overseeing these processes and is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors.

The Audit Committee has met and held discussions with management and Marcum LLP regarding the Company’s audited financial statements, the adequacy of the Company’s internal controls, the results of the audit, the overall quality of the Company’s financial reporting and any other matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board. The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The Audit Committee of the Board furnished the foregoing report on its activities during the fiscal year ended December 31, 2014. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference.

SUBMITTED BY THE AUDIT COMMITTEE

Barry Feierstein

Daniel Marovitz

Stephen Pemberton

Independent Registered Public Accounting Firm

The Audit Committee retained Marcum LLP as independent registered public accountants to audit the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013.

The following table summarizes fees for professional services rendered to the Company by Marcum LLP for the fiscal years ended December 31, 2014 and 2013, respectively.

Fees:	2014	2013
Audit Fees	$150,988	$115,000
Audit-Related Fees	35,400	144,450
Tax Fees	—	—
All Other Fees	140,000	—
Total	$326,388	$259,450

Audit Fees.  For the fiscal years ended December 31, 2014 and 2013, the “Audit Fees” reported above were billed by Marcum LLP for professional services rendered for the audit of the Company’s annual financial statements, reviews of the Company’s quarterly financial statements and for services normally provided by the independent auditors in connection with statutory and regulatory filings and engagements.

Audit-Related Fees.  For the fiscal year ended December 31, 2014, the “Audit-Related Fees” reported above were billed by Marcum LLP for professional services rendered to assist the Company in recording with respect to certain complex accounting matters. For the fiscal year ended December 31, 2013, the “Audit-Related Fees” reported above were billed by Marcum LLP for professional services rendered for the review and consent of Marcum LLP for our Registration Statements on Form S-1.

Tax Fees.   The Company did not pay any tax related fees to Marcum LLP in 2014 or 2013.

All Other Fees.  For the fiscal year ended December 31, 2014, the other fees reported above under “All Other Fees” were billed by Marcum LLP for due diligence undertaken by such firm in connection with the Company’s 2014 acquisitions.

Pre-Approval Policy and Independence

The Audit Committee has a policy requiring the pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditors. Under the policy, the Audit Committee is to specifically pre-approve any recurring audit and audit-related services to be provided during the following fiscal year. The Audit Committee also may generally pre-approve, up to a specified maximum amount, any nonrecurring audit and audit-related services for the following fiscal year. All pre-approved matters must be detailed as to the particular service or category of services to be provided, whether recurring or non-recurring, and reported to the audit committee at its next scheduled meeting. Permissible non-audit services are to be pre-approved on a case-by-case basis. The Audit Committee may delegate its pre-approval authority to any of its members, provided that such member reports all pre-approval decisions to the Audit Committee at its next scheduled meeting. The Company’s independent auditors and members of management are required to report periodically to the Audit Committee the extent of all services provided in accordance with the pre-approval policy, including the amount of fees attributable to such services.

In accordance with Section 10A of the Exchange Act by Section 202 of the Sarbanes-Oxley Act of 2002, the Company is required to disclose the approval by the Audit Committee of the Board of non-audit services performed by the Company’s independent auditors. Non-audit services are services other than those provided in connection with an audit review of the financial statements. During the period covered by this filing, all audit-related fees, tax fees and all other fees, and the services rendered in connection with those fees, as reported in the table shown above, were approved by the Company’s Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2014, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

TRANSACTION OF OTHER BUSINESS AT ANNUAL MEETING

As of the date of this proxy statement, the Board is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the Annual Meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS

In order to be included in Professional Diversity Network’s proxy materials for the 2016 annual meeting of stockholders, any proposal must be received by December 28, 2015 and otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, Professional Diversity Network’s bylaws establish advance notice procedures with regard to stockholder nominations for the election of directors or other business to be properly brought before an annual meeting. For nominations or other business to be properly brought before the meeting by a stockholder, a stockholder must provide written notice delivered to the Secretary of Professional Diversity Network not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting.

However, in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the one year anniversary date of the prior year’s meeting, a stockholder must provide written notice of any stockholder nominations for the election of directors or other business to the Secretary of Professional Diversity Network not earlier than the close of business on the 120th day before the date of the annual meeting and not later than the close of business on the later of (i) the 90th day prior to the annual meeting or (ii) the tenth day following the day on which a Public Announcement (as defined in Professional Diversity Network’s bylaws) of the annual meeting was first made.

The notice must contain specified information and representations concerning the stockholder (and the beneficial owner, if any, on whose behalf the nomination or proposal is made), the nominee(s) or other business.

All notices of nominations or proposals by stockholders, whether or not to be included in the Company’s proxy materials, should be sent to Professional Diversity Network, Inc., 801 W. Adams Street, Suite 600, Chicago, Illinois 60607, Attention: Secretary. A copy of the full text of the bylaw provision discussed above may be obtained by writing to the Secretary of Professional Diversity Network.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any nominations or proposals that do not comply with these and other applicable requirements.

Because the Company did not have timely notice of any other matters to be brought before the Annual Meeting, the enclosed proxy card confers discretionary authority to vote on any other matters that may be presented at the meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

SEC rules permit registrants to send a single Notice to any household at which two or more shareholders reside if the registrant believes they are members of the same family. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a number of brokerage firms have instituted householding which may impact certain beneficial owners of Common Stock. If your family has multiple accounts by which you hold Common Stock, you may have previously received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the Notice, or wish to revoke your decision to household, and thereby receive multiple Notices. Those options are available to you at any time.

GENERAL INFORMATION

Voting Procedures

All matters specified in this proxy statement that are to be voted on at the Annual Meeting will be by written ballot. One or more inspectors of election will be appointed, among other things, to determine the number of shares outstanding and the voting power of each, the shares represented at the Annual Meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes or ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result.

Admission to Annual Meeting

Attendance at the Annual Meeting is limited to stockholders. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 10:30 a. m. and each stockholder may be asked to present valid picture identification such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

James Kirsch
Chairman of the board and Chief Executive Officer

Chicago, Illinois

April 24, 2015

Appendix A

Professional Diversity Network, Inc.
2013 Equity Compensation Plan

Effective March 8, 2013

A-i

Professional Diversity Network, Inc.
2013 Equity Compensation Plan

Article 1. Purpose

The purpose of the Plan is to promote the growth and profitability of the Company by providing certain employees, directors, and consultants of the Company with an incentive to achieve corporate objectives and by attracting and retaining such individuals through an interest in the equity of the Company.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.2 “Annual Incentive Award” means an award under Article 10.

2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Annual Incentive Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4 “Award Agreement” means a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan including any amendment or modification.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cause” means the Participant’s (a) continued failure to substantially perform his duties with the Company or to follow rules of the Company; (b) conviction of a felony; (c) engagement in illegal conduct, an act of dishonesty, or other conduct, that the Committee, in its sole discretion, determines to be injurious to the Company; or (d) material breach of fiduciary duties to the Company. Notwithstanding the foregoing, if the Participant and the Company have entered into an employment or service agreement which defines “Cause” (or words of similar import), such definition and any procedures relating to the determination thereof set forth in such agreement shall govern the determination of whether “Cause” has occurred for purposes of the Plan.

2.8 “Change in Control” means the occurrence of any of the following events after the Effective Date:

(a)	The acquisition or holding by any Person of Beneficial Ownership of combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of a majority of the Board of Directors (the “Outstanding Company Voting Securities”); provided, that for purposes of this Section 2.8, any such acquisition or holding by any of the following entities shall not by itself constitute a Change in Control: (i) a Person who on the Effective Date is the Beneficial Owner of thirty percent (30%) or more of the Outstanding Company Voting Securities, (ii) the Company or any Affiliate, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates;
(b)	Individuals who constitute the Board as of the Effective Date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by the Nominating Committee of the Board and/or the subcommittees of such Nominating Committee in accordance with the Company’s Amended and Restated Certificate of Incorporation and By-laws shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;
(c)	Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case unless, following such Business Combination: the shareholders of the Company immediately before such event continue to hold, directly or indirectly, (i) more than fifty percent (50%) of the Outstanding Company Voting Securities of the Company or a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more direct or indirect subsidiaries (the Company or such other entity resulting from Business Combination, the “Successor Entity”) and (ii) more than 50% of the equity ownership interests of the Successor Entity; or
(d)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provisions.

2.10 “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. There shall be at least two (2) members of the Committee, who shall be appointed from time to time by and shall serve at the discretion of the Board, and who shall be (a) “independent” within the requirements of applicable listing standards, (b) “outside directors” within the meaning of Section 162(m) of the Code, and (c) “non-employee directors” within the meaning of Rule 16b-3.

2.11 “Company” means Professional Diversity Network, Inc. and any successor thereto as provided in Article 19. References herein to Company shall also include Affiliates as the context requires.

2.12 “Consultant” means any consultant, advisor, or independent contractor who renders services to the Company and/or its Affiliates.

2.13 “Director” means any individual other than an employee who is a member of the Board of Directors of the Company.

2.14 “Effective Date” means March 8, 2013, or if later, the effective date of the Company’s initial public offering in 2013.

2.15 “Employee” means any employee of the Company, and/or its Affiliates.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.17 “Fair Market Value” or “FMV” means, with respect to a Share on a specified date:

(a)	the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or
(b)	if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date, as of the close of the market in New York City and without regard to after-hours trading activity, on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or
(c)	if section 2.17(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

2.18 “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

2.19 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

2.20 “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code, or any successor provision.

2.21 “Nonqualified Stock Option” or “NQSO” means an Option to Purchase Shares that is not intended to meet the requirements of Section 422 of the Code, or that otherwise does not meet such requirements.

2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.23 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.24 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.25 “Participant” means any Employee, Director or Consultant as set forth in Article 5 to whom an Award is granted.

2.26 “Performance Measures” means the measures set forth in Section 10.3.

2.27 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.28 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.29 “Plan” means this Professional Diversity Network, Inc. 2013 Equity Compensation Plan.

2.30 “Plan Year” means the Company’s fiscal year or such other period as is provided by the Committee with respect to an Award.

2.31 “Restricted Stock” means a Restricted Stock Award granted to a Participant pursuant to Article 8.

2.32 “Restricted Stock Unit” means a Restricted Stock Award granted to a Participant pursuant to Article 8.

2.33 “Share” means a share of common stock of the Company, $0.01 par value per share.

2.34 “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, granted pursuant to the terms of Article 7 herein.

2.35 “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3. Administration

3.1 General.  The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other Persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested Persons.

3.2 Authority of the Committee.  The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and any Award Agreement or other agreement or document ancillary to or in connection with the Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, and, subject to Article 16, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company and/or its Affiliates operate.

3.3 Delegation.  A Participant who wishes to appeal any determination of the Committee concerning an Award granted pursuant to the Plan shall notify the Committee in a writing, which shall state the basis for the appeal. The appeal shall be filed with the Committee within 30 days after the date the Participant received the notice from the Committee. The written appeal may be filed by the Participant’s authorized representative. The Committee shall review the appeal and issue its decision within 90 days after it receives the Participant’s appeal. If the Committee needs additional time to review the appeal, it shall notify the Participant in writing and specify when it expects to render its decision. After completion of its review, the Committee shall notify the Participant of its decision in writing, which shall state the reasons for the Committee’s decision.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan shall be 500,000 Shares.

4.2 Share Usage.  Shares covered by an Award shall only be counted as used to the extent Shares are actually delivered. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares shall be available again for grant under the Plan. The Shares available for delivery under the Plan may be authorized and unissued Shares or treasury Shares.

4.3 Shares Available.  Subject to Section 4.4, the aggregate number of Shares subject to awards granted during any calendar year that may be the subject of Options, Stock Appreciation Rights and Awards (including the Shares issued for meeting or exceeding Performance Measures, as defined in Article 10 hereof, (the “Peformance Units”)) to any one Employee shall not exceed 500,000 Shares.

Subject to Section 4.4, the maximum number of Shares that may be the subject of any type of Award other than Options and Stock Appreciation Rights (including the Share-equivalent number of Performance Shares) granted to an Eligible Individual in any calendar year shall be 500,000. For purposes of this Article 4, the Share-equivalent number of Performance Shares shall be equal to the quotient of (i) the aggregate dollar amount in which the Performance Shares are denominated, divided by (ii) the Fair Market Value of a Share on the date of grant. In the case of any Award under the Plan that is neither denominated in Shares nor valued on the basis of the value or change in value of a Share, the maximum Award to any individual for any year shall be $10,000,000.

4.4 Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change-in-capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards. The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants.

Article 5. Eligibility and Participation; Grant of Award

5.1 Eligibility.  Subject to the provisions of the Plan, the Committee may, from time to time, select the Employees, Directors, and Consultants, whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of, each Award.

5.2 Award Agreement.  Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services to the Company and/or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

Article 6. Stock Options

6.1 Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

6.2 Award Agreement.  Each Award Agreement granting an Option shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO, and in the absence of any such specification, the Option shall be an NQSO.

6.3 Option Price.  The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement, and shall be no less than the Fair Market Value on the date of grant.

6.4 Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of its grant date other than an Option granted to a Participant outside the United States.

6.5 Exercise of Options.  Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.6 Payment.  Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Option Price (provided that the Committee may require that the Shares that are tendered must have been held by the Participant for specified period prior to their tender to satisfy the aggreagte Option Price if acquired under this Plan or any other compensation plan mentioned by the Company, or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7 ISO.  To the extent that an Option is an Incentive Stock Option, the following provisions shall apply:

Subject to the limit set forth in Section 4.1 on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of Shares that may be issued pursuant to ISOs shall be 500,000. ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Section 422 of the Code and the treasury regulations thereunder). If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof and such Option shall be considered to be an NQSO.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of (a) adoption of the Plan by the Board, or (b) the Effective Date.

To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which options designated as ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any subsidiary as defined in Section 424 of the Code) exceeds $100,000, such options shall constitute NQSOs. If an ISO is granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company (or of any subsidiary), the purchase price per Share shall be 110% of Fair Market Value and the ISO may not be exercised more than 5 years from the date of grant, otherwise the grant shall be considered to be an NQSO.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award, but shall be no less than the Fair Market Value of a Share on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement.  Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

7.3 Term of SAR.  The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date.

7.4 Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.5 Exercise of Tandem SARs.  Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

7.6 Payment of SAR Amount.  Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by
(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

7.7 Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement.  Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the period(s) of restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3 Other Restrictions.  The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and except as expressly provided by the Committee in the Award Agreement, Restricted Stock Units shall be paid in Shares.

8.4 Certificate Legend.  In addition to any legends placed on certificates pursuant to Section 20.3, each certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Professional Diversity Network, Inc. 2013 Equity Compensation Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Professional Diversity Network, Inc.

8.5 Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the time such shares are subject to restrictions under Section 8.2 or 8.3. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

8.6 Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to promptly file copy of such election with the Company.

Article 9. Other Stock-Based Awards

9.1 Other Stock-Based Awards.  The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

9.2 Value of Other Stock-Based Awards.  Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

9.3 Payment of Other Stock-Based Awards.  Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

Article 10. Annual Incentive Award

10.1 Establishment of Annual Incentive Pool.  The Committee may designate Employees who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool determined by reference to one or more Performance Measures set forth in Section 10.3. The Committee shall allocate an incentive pool percentage to each designated Employee for each Plan Year, provided the sum of the incentive pool percentages for all Employees cannot exceed one hundred percent (100%) of the total pool.

10.2 Determination of Employees’ Portions.  As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each Employee’s allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each Employee’s incentive award then shall be determined by the Committee based on the Employee’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Employee be increased in any way, including as a result of the reduction of any other Employee’s allocated portion. The Committee shall retain the discretion to adjust such Awards downward.

10.3 Performance Measures.  The performance measures applicable to the payment or vesting of an Award intended to qualify as performance-based compensation under section 162(m) of the Code to a person determined by the Committee to be reasonably likely to be a covered employee under section 162(m) of the Code shall be chosen from among the following performance measures (“Performance Measures”): net earnings or net income (before or after taxes); earnings per Share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, equity, revenue, or sales); cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on equity); earnings before or after taxes, interest, depreciation, and/or amortization; gross or operating margins; productivity ratios; Share price (including, but not limited to, growth measures and total shareholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; and balance sheet and statement of cash flow measures (including but not limited to, working capital amounts and levels of short and long-term debt). In addition, the Committee may make grants without satisfying the requirements of Code Section 162(m) and provide for vesting to be determined based on Performance Measures other than those set forth herein.

For Awards intended to qualify as performance-based compensation under section 162(m) of the Code, the Committee shall establish the applicable Performance Measure(s) within the time prescribed under section 162(m) of the Code. All determinations by the Committee as to the achievement of the applicable Performance Measure(s) shall be in writing prior to the payment of the Award.

Article 11. Dividend Equivalents

Any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is earned or vested and the date the Award is exercised or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. Notwithstanding the foregoing, the receipt of dividend equivalents on Options or SARs shall not be made contingent on the exercise of any Award.

Article 12. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 13. Transferability

Unless otherwise determined by the Committee, Awards by their terms shall not be transferable by the Participant other than by will or by the laws of descent and distribution, and the Shares granted pursuant to Awards shall be distributable, during the lifetime of the Participant, only to the Participant.

Article 14. Rights of Participants

14.1 Employment.  Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Affiliates to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a Director or Consultant for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and/or its Affiliates and, accordingly, subject to Article 16 of this Plan, the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and/or its Affiliates.

14.2 Participation.  No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

14.3 Rights as a Stockholder.  Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 15. Change in Control

If provided in an Award Agreement or otherwise determined by the Committee, upon a Change in Control, all then-outstanding Options and Stock Appreciation Rights shall become fully vested and exercisable, and all other then-outstanding Awards shall vest in full and be free of restrictions. The Committee will not be required to treat all Awards similarly in a Change in Control.

Article 16. Shareholder Approval; Amendment, Modification, Suspension, and Termination

16.1 Shareholder Approval; Amendment, Modification, Suspension, and Termination.  The Plan shall be subject to approval of shareholders of the Company. Subject to Section 16.4, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Sections 4.4 and 16, Options or SARs issued under the Plan will not be repriced, replaced, or regranted through cancellation, or cash out, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no amendment of the Plan or grant of Award under the Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule; including, but not limited to, the Exchange Act, the Code, and, if applicable, the New York Stock Exchange Listed Company Manual/the Nasdaq Stock Market Rules.

16.2 Termination of the Plan.  Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

16.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

16.4 Awards Previously Granted.  Notwithstanding any other provision of the Plan to the contrary, except as set forth in Section 17.1, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

Article 17. Section 409A.

17.1 To the extent that the Plan and/or any Awards granted or awarded under the Plan are construed to be non-qualified deferred compensation plans described in section 409A of the Code, the Plan and any Award Agreements shall be operated, administered and construed so as to comply with the requirements of section 409A of the Code. The Plan and any Award Agreements shall be subject to amendment, with or without advance notice to Employees, Directors and other interested parties, and on a prospective or retroactive basis, including, but not limited to, amendment in a manner that adversely affects the rights of Employees, Directors and other interested parties, to the extent necessary to effect compliance with section 409A of the Code. This Plan does not permit the acceleration of the time or schedule of any distribution of an Award subject to section 409A of the Code, except as provided by Section 409A of the Code.

Article 18. Withholding

18.1 Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

18.2 Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. General Provisions

20.1 Forfeiture Events.  The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for Cause, termination of the Participant’s provision of services to the Company and/or its Affiliates, violation of material Company and/or Affiliate policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

20.2 Recapture.  If the grant of an Award or a payment under this Plan is subject to recapture under any securities law or rule or other applicable provision or in accordance with any recapture or clawback policy of the Company, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued subject to such recapture or clawback provision.

20.3 Legend.  The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.4 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.5 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.6 Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.7 Delivery of Title.  The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to the earlier of (a) obtaining any approvals from governmental or regulatory body or agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Shares under any applicable national, local or foreign law or ruling of any governmental or regulatory body or agency that the Company determines to be necessary or advisable. The inability of the Company to obtain authority from any governmental or regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.8 Investment Representations.  The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9 Uncertificated Shares.  To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.10 Unfunded Plan.  Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any individual acquires a right to receive payments from the Company and/or its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company and/or its Affiliates.

20.11 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.12 Retirement and Welfare Plans.  Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards, except pursuant to Annual Incentive Awards, may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s, and/or its Affiliates’ retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

20.13 No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or its Affiliates’ right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company and/or its Affiliates to take any action which such entity deems to be necessary or appropriate.

20.14 Governing Law.  The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

Appendix B

AMENDMENT NO. 1 TO
PROFESSIONAL DIVERSITY NETWORK, INC.
2013 EQUITY COMPENSATION PLAN

The Professional Diversity Network, Inc. 2013 Equity Compensation Plan (the “Plan”) is hereby amended as follows, effective upon the date approved by Professional Diversity Network, Inc.’s shareholders:

1. Section 4.1 of the Plan is amended to read as follows:

“4.1 Number of Shares Available for Awards.  Subject to adjustment as provided in Section 4.4 herein, the maximum number of Shares available for issuance to Participants under the Plan shall be 1,800,000 shares.”

2. Continuing Effect of Plan.  Except as expressly modified herein, the provisions of the Plan are and shall remain in full force and effect.

IN WITNESS HEREOF, the undersigned have acknowledged and executed this amendment to the Plan as of the date set forth below.

By:	Name: Title: Date:

PROFESSIONAL DIVERSITY NETWORK, INC.

B-1

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M91537-Z65555 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROFESSIONAL DIVERSITY NETWORK, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James Kirsch
02) Donna Brazile
03) Star Jones
04) Daniel Marovitz
05) Stephen Pemberton
06) Andrea Sáenz
07) Matthew Proman
08) Barry Feierstein
09) Randi Zuckerberg

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: The proxies are authorized to act upon such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date